Exhibit 15.1

8 August 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated 8 August 2017 on our review of interim financial information of Janus Henderson Group plc for the three and six month periods ended 30 June 2017 and 30 June 2016 and included in the Company’s quarterly report on Form 10-Q for the quarter ended 30 June 2017 is incorporated by reference in its Registration Statement on Form S-8 dated 31 May 2017.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

London, UK